CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Equity Trust



We consent to the use of our report, dated September 3, 1999, for Evergreen Income and Growth Fund and Evergreen Equity Income Fund each a portfolio of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                  /s/KPMG LLP
Boston, Massachusetts
April 10, 2000